UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 22, 2016

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	June '16	July '16	August '16
Process Management	-20 to -15	-20 to -15	-15 to -10
Industrial Automation	-10 to -5	-15 to -10	-10 to -5
Network Power	0 to 5	5 to 10	10 to 15
Climate Technologies	-5 to 0	5	5 to 10
Commercial & Residential Solutions	-5 to 0	-5	-5 to 0
Total Emerson	-10 to -5	-10 to -5	-5 to 0

August 2016 Orders Comments

Trailing three-month orders decreased 2.5 percent as monthly orders continue to reflect difficult conditions in energy and general industrial markets, but trend lines finally appear to be stabilizing. Operational and capital spending levels remain muted as global oil and gas customers continue to seek market stability. Underlying orders were down 4 percent and were in line with the previous two months. Currency translation added approximately 2 percent. A continuation of favorable market conditions for data center and telecommunications infrastructure spending contributed to growth in the Network Power segment. Improving demand in global HVAC and refrigeration markets drove mid-single digit growth in the Climate Technologies segment, while the Process Management and Industrial Automation segments declined as a result of a continuation of difficult market conditions and weak capital spending.

Process Management orders continue to reflect the impact of low oil prices as global oil and gas markets remain in a state of over-supply. Underlying orders were down in all regions, with significant declines in Middle East/Africa, Latin America and North America. Upstream markets continue to be under significant pressure, while midstream markets have been mixed reflecting slightly better opportunities in the oil and gas sector. Downstream activity, particularly in chemical and power markets remains favorable, while hybrid markets such as life sciences and food and beverage continue to provide opportunities. Reduced levels of both operational and capital spending in energy related markets are expected to continue into calendar 2017. Currency translation added 4 percentage points.

Industrial Automation orders were down, reflecting continued weakness in industrial spending and upstream oil and gas markets. Underlying orders were down as strong growth in the materials joining business was more than offset by decreases in all other businesses. The impact from currency translation was negligible.

Network Power orders increased as demand for data center and telecommunications investment remains favorable. Data center growth was solid across most regions driven by co-location, cloud and hyperscale customers. Telecommunications infrastructure spending reflected favorable conditions in North America. Overall, all regions reported underlying orders growth except Asia and Latin America. Currency translation added 1 percentage point.

Climate Technologies orders increased mid-single digits as a result of improved demand conditions in HVAC and refrigeration markets. The air conditioning business was up high-single digits led by strong growth in Asia, including China, and North America. The refrigeration business experienced modest levels of growth. Currency translation deducted 1 percent.

Commercial & Residential Solutions orders decreased slightly as demand within the segment was mixed. Underlying growth in food waste disposers was more than offset by declines in the professional tools, wet/dry vacuums and storage businesses. The impact from currency translation was negligible.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include Emerson's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, its strategic portfolio repositioning actions, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	September 22, 2016	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary